                                                                   EXHIBIT 10.39








                              CERIDIAN CORPORATION

                        UK COMPENSATION SHARE OPTION PLAN



                     ADOPTED BY THE COMPANY ON 27 APRIL 2001
















                                KPMG
                                1 PUDDLE DOCK
                                LONDON
                                EC4V 3PD
                                REF:  CERIDIAN/SS/REPORTS/COMPENSATIONFINAL.DOC

       RULES OF THE CERIDIAN CORPORATION UK COMPENSATION SHARE OPTION PLAN

                                      INDEX

                                                                              PAGE
                                                                              ----
 1   Definitions ........................................................      2
 2   Time of grant of Options ...........................................      7
 3   Conditions on the grant of Options .................................      7
 4   Grant of Options ...................................................      7
 5   Limitations on Grant ...............................................      8
 6   Exercise of Options ................................................      8
 7   Take-overs, Reconstructions and Liquidations .......................     10
 8   Variation of Share Capital .........................................     11
 9   Manner of Exercise of Options ......................................     12
10   Administration and Amendment .......................................     13
11   Compliance with Laws and Regulations ...............................     14
12   Loss of Office or Employment .......................................     14

                        RULES OF THE CERIDIAN CORPORATION
                        UK COMPENSATION SHARE OPTION PLAN

DEFINITIONS

         In these Rules the following words and expressions shall have, where the context so admits, the following meanings:

         "Accounting Period"               -          an accounting reference period of the Company;

         "Act"                             -          the Income and Corporation Taxes Act 1988;

         "Acquiring Company"               -          where the conditions of paragraph 15 of Schedule
                                                      9 to the Act are met, either such company as
                                                      shall be at any time the "Acquiring Company" as
                                                      defined in that paragraph, or some other company
                                                      falling within sub-paragraph (b) or sub-paragraph
                                                      (c) of paragraph 10 of Schedule 9 in relation to
                                                      the Acquiring Company over whose shares an Option
                                                      has been granted;

         "Administrator"                              an Administrator appointed by the Committee;

         "Adoption Date"                   -          the date on which the Plan is adopted by resolution
                                                      of the Board;

         "Associated Company"              -          has the same meaning as in section 416 of the Act;

         "Auditors"                        -          the auditors for the time being of the Company
                                                      (acting as experts and not as arbitrators);

         "Board"                           -          the Board of directors of the Company or a
                                                      committee of the Board;

         "Ceridian Old SAYE Plan"          -          the plan now known as the Ceridian Amended
                                                      Savings-Related Share Option Plan adopted on
                                                      15 December 1997 and amended on 14 February 2001;

         "Committee"                       -          a duly constituted committee of the Board
                                                      delegated with the authority to consider the
                                                      remuneration of Group Employees;

         "Company"                         -          the company known after 30 March 2001 as Ceridian
                                                      Corporation, incorporated under the laws of
                                                      Delaware in the United States of America or save
                                                      for Rules 2, 3, 4, 5 and 10.2 the Acquiring
                                                      Company;

         "Control"                         -          has the same meaning as in section 840 of the Act;

         "Corresponding Option"            -          an option granted under Rule 4.2A of the Ceridian
                                                      Old SAYE Plan;

         "Date of Grant"                   -          the date on which an Option is, was or is to be
                                                      granted to an Eligible Employee under the Plan,
                                                      pursuant to Rule 4.1, or on which an Option is or
                                                      was treated as being granted pursuant to Rule 4.2;

         "Eligible Employee"               -          any Group Employee who validly accepts an offer
                                                      of the type referred to in Rule 4.2A of the
                                                      Ceridian Old SAYE Plan;

         "Exercise Number"                 -          on a date, the maximum number of Shares which may be
                                                      acquired on the exercise of an Option on that
                                                      date;

         "Exercise Price"                  -          the price at which an Eligible Employee may
                                                      acquire a Share on the exercise of an Option as
                                                      determined by the Board

         "Group"                           -          the Company and any other company which is a Subsidiary of the Company and which is for the time being
                                                      nominated by the Board to be a participating
                                                      company  under the Plan and the phrase "Group
                                                      Company" shall be construed accordingly;

         "Group Employee"                  -          a director or employee of any and all Group Companies;

         "Injury or Disability"            -          the cessation of employment or office by reason
                                                      of injury or disability provided the Committee
                                                      are satisfied, on production of such evidence as
                                                      it may reasonably require:

                                                      (i)      that the individual has ceased to
                                                               exercise and, by reason of injury or
                                                               disability, is incapable of exercising
                                                               that office or employment; and

                                                      (ii)     that the individual is likely to remain
                                                               so incapable for the foreseeable future;

         "Maturity Date"                   -          a date set by the Committee pursuant to Rule 4.1
                                                      being the date on which the Exercise Number is
                                                      equal to the total number of Shares under an
                                                      Option;

         "New Option"                      -          an option over shares in the Acquiring Company
                                                      meeting the requirements of sub-paragraphs
                                                      15(3)(a) to (d) of Schedule 9, granted in
                                                      consideration for the release of a Subsisting
                                                      Option within the "appropriate

                                                      period" (as defined by paragraph 15(2) of Schedule 9);

         "Option"                          -          a right to acquire Shares granted or to be granted
                                                      pursuant to Rules 4.1 or 4.2;

         "Option Certificate"              -          an option certificate in a form approved by the
                                                      Committee from time to time;

         "Option Holder"                   -          a person who has been granted an Option or (where
                                                      the context admits) his legal personal
                                                      representative(s);

         "Option to Subscribe"             -          an Option to subscribe for Shares granted by the
                                                      Company;

         "Plan"                            -          this Ceridian Corporation UK Compensation Share
                                                      Option Plan constituted and governed by the Rules;

         "Redundancy"                      -          the cessation of employment or office by reason
                                                      of redundancy within the meaning of the
                                                      Employment Rights Act 1996;

         "Retirement"                      -          the cessation of employment or office by reason
                                                      of retirement either at the Specified Age or any
                                                      other age at which the individual is bound to
                                                      retire in accordance with the terms of his
                                                      contract of employment;

         "Rules"                           -          the rules of the Plan as the same may be amended
                                                      from time to time;

         "Share"                           -          a share in the common stock of the Company, a
                                                      share in which is within the meaning of ordinary
                                                      share capital in section 832(1) of the Act;

         "Specified Age"                   -         age 60;

         "Subsidiary"                      -         a company which is under the Control of the
                                                     Company and which is a subsidiary of the Company
                                                     within the meaning of section 736 of the
                                                     Companies Act 1985;

         "Subsisting Option"               -         an Option which has been granted and which has
                                                     not lapsed, been surrendered, renounced or been
                                                     exercised in full;

         "Transaction"                     -         the reverse spin off undertaken by the company
                                                     which on 30 March 2001 was known as Ceridian
                                                     Corporation whereby, inter alia, the  Company
                                                     acquired Control of Ceridian Holdings UK Limited
                                                     on 28 March 2001.

1.2      In these Rules, except insofar as the context otherwise requires:

         (i) words denoting the singular shall include the plural and vice versa;

         (ii) words importing a gender shall include every gender and references to a person shall include bodies corporate and unincorporated and vice versa;

         (iii) reference to any enactment shall be construed as a reference to that enactment as from time to time amended, modified, extended or re-enacted and shall include any orders, regulations, instruments or other sub-ordinate legislation made under the relevant enactment;

         (iv) words have the same meanings as in Schedule 9 unless the context otherwise requires; and

         (v) headings and captions are provided for reference only and shall not be considered as part of the Plan.

2.       TIME OF GRANT OF OPTIONS



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

         At any time Corresponding Options are granted the Committee may grant any Eligible Employee an Option pursuant to Rule 4.1 below.

3.       CONDITIONS ON THE GRANT OF OPTIONS

3.1 The grant of every Option to any Eligible Employee pursuant to Rule 4.1 below shall be conditional on that Eligible Employee executing a valid election in the form envisaged in Paragraph 3 (B)(1) of Schedule 1 to the Social Security Contribution and Benefits Act 1992 no later than 30 days after the Date of Grant.

3.2 On the failure of the Eligible Employee to execute an election within the time limit required by Rule 3.1 above, the Option shall for all purposes be taken never to have been granted.

4.       GRANT OF OPTION

4.1 The Committee may grant to any Eligible Employee within six months of the completion of the Transaction an Option over such number of Shares and at such Exercise Price as it determines. At the time of such grant the Committee shall also determine the Maturity Date of each Option, and the rate at which the Exercise Number shall accrue, and these shall be notified to each Option Holder by letter as soon as reasonably practicable following the Date of Grant.

4.2 Where the circumstances noted in Rule 7 apply New Options may be granted in consideration for the release of Options previously granted under this Plan. Such New Options are deemed to be equivalent to the old Options and to have been granted within the terms of this Plan.

4.3 No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall be void ab initio. Each Option Certificate shall carry a statement to this effect. For the avoidance of doubt, this Rule 4.3 shall not prevent the Option of a deceased Option Holder being exercised by his personal representative(s) within the terms of these Rules.

4.4 Options shall be granted by deed and as soon as possible after Options have been granted the Administrator shall issue an Option Certificate specifying the Date of Grant, the number of Shares subject to Option, the Exercise Price and the Maturity Date.

5.       LIMITATIONS ON GRANT

         The Committee may determine a limit on the number of Shares which are to be available in respect of Options granted under this Plan.

6.       EXERCISE OF OPTIONS

6.1 Subject to each of the succeeding sections of this Rule 6 and Rule 9 any Subsisting Option may be exercised by the Option Holder or, if deceased, by his personal representatives in whole or in part at the time of or at any time following the occurrence of the earliest of the following events:

         (i)    the Maturity Date;

         (ii)   the death of the Option Holder;

         (iii) upon the Option Holder ceasing to be a director or employee of the Group where that cessation was by reason of Injury or Disability, Redundancy or Retirement;

         (iv)   an opportunity to exercise the Option pursuant to Rule 7;

         (v) upon the Option Holder ceasing to be a Group Employee, where that cessation was by reason only that the Company has ceased to have Control of such company, or that the office or employment relates to a business or part of a business which is transferred to a person who is neither an associated company (within the meaning of section 416 of the Act) of the Company nor a company of which the Company has Control;

         (vi) the relevant Maturity Date, where the Option Holder holds an office or employment in a company which is not a Group Company but which is:

                  (a)      an Associated Company of the Company; or

                  (b)      a company of which the Company has Control.

6.2 An Option shall lapse and become thereafter incapable of exercise on the earliest of the following events:

         (i) except where the Option Holder has died, the expiry of six months following the Maturity Date;

         (ii) where the Option Holder died within six months following the Maturity Date, the first anniversary of the Maturity Date;

         (iii) where the Option Holder has died before the Maturity Date, the first anniversary of his death;

         (iv) unless the Option Holder has died, on the expiry of six months after the Option has become exercisable by virtue of Paragraph
                  (iii) and (v) of Rule 6.1;

         (v)      save in the circumstances in Rule 6.1 (ii), (iii), (iv) and
                  (v) above, and subject to Rule 6.5, immediately following the Option Holder ceasing to be a Group Employee;

         (vi) the expiry of six months after the Option has first become exercisable in accordance with Rule 7; and

         (vii)    the Option Holder being adjudicated bankrupt.

6.4 If an Option Holder continues to be employed by a Group Company after the date on which he reaches the Specified Age he may exercise any Subsisting Option within six months following that date.

6.5 No person shall be treated for the purposes of this Rule 6 as ceasing to be a Group Employee until he is no longer a director or employee of the Company, any Associated Company or a company of which the Company has Control.

7.       TAKE-OVERS, RECONSTRUCTIONS AND LIQUIDATIONS

7.1      If any person obtains Control of the Company as a result of making:

         (i) a general offer to acquire the whole of the issued share capital of the Company (other than that which is already owned by him) which is unconditional or which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

         (ii) a general offer to acquire all the shares (other than shares which are already owned by him) in the Company which are of the same class as Shares subject to a Subsisting Option then the Committee shall notify all Option Holders as soon as is practicable of the offer in accordance with Rule 10.4. Any Subsisting Option may be exercised from the date of the receipt of that notification up to the expiry of a period ending six months from the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

7.2 If as a result of the events specified in Rule 7.1 an Acquiring Company has obtained Control of the Company, the Option Holder may, if the Acquiring Company so agrees, release any Subsisting Option he holds in consideration for the grant of a New Option.

         A New Option issued in consideration of the release of an Option shall be evidenced by an Option Certificate which shall import the relevant provisions of these Rules.

         A New Option shall, for all other purposes of this Plan, be treated as having been acquired at the same time as the corresponding released Option and the definition of Date of Grant shall be construed accordingly.

7.3 If the Company passes a resolution for voluntary winding up, any Subsisting Option may be exercised within 6 months of the passing of the resolution.

7.4 The periods of exercisability under Rule 6.1(iv) and the date of lapse under Rule 6.2 (vi) are those of whichever of the pre-conditions of Rules 7.1 or 7.3 are first achieved. The subsequent achievement of any other pre-conditions will not cause a period of exercisability to begin nor a date of lapse to arise.

7.5 For the purpose of this Rule 7 other than Rule 7.2 a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.

7.6 The exercise of an Option pursuant to the preceding provisions of this Rule 7 shall be subject to the provisions of Rule 9.

7.7 A New Option shall not be exercisable by virtue of the event pursuant to which it was granted.

8.       VARIATION OF SHARE CAPITAL

8.1 In the event of any variation of the share capital of the Company, including, but without prejudice to the generality of the preceding words, any capitalisation or rights issue or any consolidation, sub-division or reduction of capital by the Company, the number and nominal amount of Shares subject to any Option and the Exercise Price may be adjusted (including retrospective adjustments) by the Committee in such manner as is fair and reasonable provided that:

         (i) the aggregate amount payable on the exercise of an Option in full is neither materially changed nor increased; and

         (ii) the Exercise Price for a Share subject to an Option to Subscribe is not reduced below its nominal value unless (and to the extent that) the Company is authorised to capitalise from its undistributed profits or reserves upon the exercise of such Option an amount equal to the difference between the aggregate Exercise Price and the aggregate nominal value of the Shares to be issued upon such exercise and to apply such sum in paying up the difference.

         Such variation shall be deemed to be effective from the record date at which the respective variation applied to other shares of the same class as the Shares. Any Options exercised within that period shall be treated as exercised with the benefit of the variation confirmed by the Auditors.

8.3 The Administrator shall take such steps as he considers necessary to notify Option Holders of any adjustment made under Rule 8.1 and may call in, cancel, endorse, issue or reissue any Option Certificate consequent upon such adjustment.

9.       MANNER OF EXERCISE OF OPTIONS

9.1 An Option shall be exercised by the Option Holder, or as the case may be by his personal representatives, delivering a notice in writing to the Treasurer of the Company, detailing the number of Shares, not to exceed the Exercise Number, in respect of which he wishes to exercise the Option accompanied by the appropriate payment or authority to the Company to arrange the sale of such number of Shares as is necessary to satisfy the Option and the relevant Option Certificate and shall be effective on the date of its receipt by the Treasurer of the Company.

9.2 The number of Shares specified in the notice of exercise given in accordance with Rule 9.1 shall be allotted and issued to the Option Holder or at his direction (if such Option Holder shall have given notice that he wishes to sell some or all of the Shares so acquired) immediately following such acquisition within 30 days of the date of exercise and the Company shall arrange for the delivery of a definitive share certificate in respect thereof or, as the case may be, the appropriate changes to the books of the Company to reflect such allotment and issue of Shares. Save for any rights determined by reference to a record date preceding the date of allotment or transfer, such Shares shall rank pari passu with the other Shares of the same class in issue at the date of allotment or transfer.

9.3 When an Option is exercised only in part, it shall lapse to the extent of the unexercised balance.

9.4 If an Option is exercised and the Option Holder is liable to tax, duties or other amounts on such exercise and his employer or former employer being a Group Company is liable to make a payment to the appropriate authorities on account of that liability the Option Holder shall grant to the Company the irrevocable authority, as agent of the Option Holder and on his behalf, to sell or procure the sale of sufficient of the Shares subject to such Option so that the net proceeds payable to the employer or former employer are so far as possible equal to but not less than the amount payable to the appropriate authorities and the Company shall account to the Option Holder for any balance.

         No Shares shall be allotted to the Option Holder until the employer or former employer has received payment. This Rule 9.4 shall not apply if the Option Holder makes alternative arrangements to the satisfaction of his employer or former employer and the Company is informed by the employer or former employer that the arrangements are satisfactory or the Option Holder pays to the Company, as applicable, in Pounds Sterling, (whether by cheque or by banker's draft) the amount necessary to satisfy such liabilities.

9.5 If an Option is exercised then the Option Holder shall grant and shall be deemed to have granted to the Company the irrevocable authority, as agent of the Option Holder and on his behalf, to sell or procure the sale of sufficient of the Shares subject to such Option so that the net proceeds payable to the Group Company are so far as possible equal to but not less than the amount of the secondary NIC which the Option Holder is liable for and the Company shall account to the Option Holder for any balance.

         No shares shall be allotted to the Option Holders until the Group Company has received payment. This Rule 9.5 shall not apply if the Option Holder makes alternative arrangements to the satisfaction of his employer or former employer and the Company is informed by that Group Company that the arrangements are satisfactory.

10.      ADMINISTRATION AND AMENDMENT

10.1 The Plan shall be administered by the Committee in conjunction with the Administrator and the Committee's decision on all disputes shall be final save where the Rules require the concurrence of the Auditors.

10.2     The Board may from time to time amend these Rules provided that:

         (i) no amendment may materially affect an Option Holder as regards an Option granted prior to the amendment being made unless 75% of such Option Holders consent in writing to such amendment;

         (ii) no amendment may be made which would make the terms on which Options may be granted materially more generous or would increase the limits specified in Rule 5 without the prior approval of the Board;

         (iii) no amendment may be made to the advantage of participants without the prior approval of the Board (except for minor amendments to benefit the administration of the Plan or to take account of a change in legislation and amendments to obtain or maintain favourable tax, exchange control or regulatory treatment for participants in the Plan, the Company or for Group Companies).

10.3 The cost of establishing and operating the Plan shall be borne by the Group Companies in such proportions as the Board shall determine.

10.4 Any notice or other communication under or in connection with the Plan may be given by the Company either personally or by post, and to the Company either personally or by post for the attention of: Corporate Treasury, Ceridian Corporation, 3311 East, Old Shakopee Road, Minneapolis, Minnesota 55425; items sent by airmail post shall be pre-paid and shall be deemed to have been received 7 days after posting and items sent by pre-paid Federal Express or similar shall be deemed to have been received 5 days after posting.

10.5 The Company shall at all times keep available sufficient authorised and unissued Shares to satisfy the exercise to the full extent of all Subsisting Options, taking account of any other obligations of the Company to issue unissued shares of the same class as Shares.

11.      COMPLIANCE WITH LAWS AND REGULATIONS

11.1 The exercise of any Subsisting Option and the issuance or transfer of Shares pursuant to Rule 9 shall be subject to compliance by the Company and by the Option Holder with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Shares of the Company may be listed at the time of such exercise by the Option Holder.

11.2 Prior to exercise of an Option, the Company may request the Option Holder to execute and deliver to the Company such representations in writing in order that the Company and the Option Holder comply with the applicable requirements of federal and state securities law.

12.      LOSS OF OFFICE OR EMPLOYMENT

         The rights and obligations of any individual under the terms of his office or employment with any Group Company shall not be affected by his participation in the Plan or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Option under the Plan as a result of such termination.




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